Contacts:   Rob Stewart
                                                      Investor Relations
                                                           Pam Tomkinson
                                                         Media Relations
                                                      Tel (626) 396-8300
                                                      Fax (626) 535-0344


FOR RELEASE
-----------
October 23, 2001

              ACACIA RESEARCH DECLARES A TEN PERCENT STOCK DIVIDEND



     PASADENA, Calif., October 23, 2001 - Acacia Research Corporation (Nasdaq/NMS: ACRI) announced today that its Board of Directors has declared a ten percent (10%) stock dividend for shareholders of record as of Wednesday, November 21, 2001. The payment date will be December 5, 2001. No fractional shares will be distributed.


ABOUT ACACIA RESEARCH CORPORATION

Acacia Research develops and operates life science and enabling technology companies. The company's core technology opportunity has been developed through its subsidiary, CombiMatrix Corporation. Acacia Research intends to build and acquire companies in the life science and material science fields that will utilize CombiMatrix's biochip technology. Acacia Research's website is located at www.acaciaresearch.com.



This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning the Company's business plans. Such statements are subject to a number of factors and uncertainties, such as future economic conditions, changes in consumer demand, and legislative, regulatory and competitive developments. Acacia Research urges investors to review in detail the risks and uncertainties disclosed in the Company's filings under the Securities Exchange Act of 1934, as amended, including, but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2000, the Company's quarterly reports on Form 10-Q, and the Company's Registration Statement on Form S-3 filed on February 6, 2001, copies of which can be obtained from the Company or the Securities and Exchange Commission. The Company expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.